Exhibit 10.1

VOTING SUPPORT AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of the ______ day of December, 2015.

B E T W E E N:

EARTHSTONE ENERGY INC., a corporation existing under the laws of the State of Delaware (“Earthstone”)

-and-

________________________ (the “Securityholder”)

RECITALS:

1. The Securityholder is the registered and/or direct or indirect beneficial owner of or exercises control, directly or indirectly, over the number of issued and outstanding common shares of Lynden Energy Corp. (“Lynden”) set forth on Schedule A.

2. The Securityholder is the holder of the number of options to purchase Lynden Shares granted under the Lynden Stock Option Plan set forth on Schedule A.

3. The Securityholder understands that Lynden, Earthstone and 1058286 B.C. Ltd. (“Earthstone Acquisition”) are, concurrent with the execution and delivery of this Agreement, executing and delivering the Arrangement Agreement.  Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Arrangement Agreement.

4. This Agreement sets forth the terms and conditions of the agreement of the Securityholder to abide by the voting covenants in respect of the Securityholder’s Securities (as defined herein) and the other restrictions and covenants set forth herein.

5. As a condition and inducement to its willingness to enter into the Arrangement Agreement, Earthstone has required that the Securityholder enter into this Agreement, and in order to induce Earthstone to enter into the Arrangement Agreement, the Securityholder (in the Securityholder’s capacity as a holder of the Securityholder’s Securities) has agreed to enter into this Agreement.

6. The Securityholder acknowledges that Earthstone and Earthstone Acquisition would not enter into the Arrangement Agreement but for the execution and delivery of this Agreement by the Securityholder.

NOW THEREFORE, in consideration of the premises and the representations, warranties and mutual covenants in this Agreement and for other consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereto agree as follows:

Article 1

INTERPRETATION

1.1	Definitions

In this Agreement:

“Affiliate” has the meaning ascribed thereto in the Business Corporations Act (British Columbia), as amended.

“Agreement” has the meaning ascribed thereto in the preamble.

“Arrangement Agreement” means the agreement dated as of the date hereof among Lynden, Earthstone and Earthstone Acquisition.

“Earthstone” has the meaning ascribed thereto in the preamble.

“Earthstone Acquisition” has the meaning ascribed thereto in the Recitals.

“Expiry Date” has the meaning ascribed thereto in Section 3.1(a).

“Lynden” has the meaning ascribed thereto in the Recitals.

“Lynden Option” means each outstanding option to purchase Lynden Shares granted under the Lynden Stock Option Plan.

“Lynden Shares” means common shares in the capital of Lynden and shall include any shares into which such common shares may be reclassified, subdivided, consolidated or converted and any rights and benefits arising therefrom including any extraordinary distributions of securities which may be declared in respect of the common shares.

“Lynden Stock Option Plan” means the Lynden incentive stock option plan, as amended from time to time, or any other plans, agreements or arrangements that provides for the issuance of options to acquire Lynden Shares.

“Securityholder” has the meaning ascribed thereto in the preamble.

“Securityholder’s Options” means those Lynden Options in the number set forth on Schedule A, being all of the Lynden Options owned by the Securityholder, and shall further include any Lynden Options acquired by the Securityholder after the date hereof.

“Securityholder’s Securities” means, collectively, the Securityholder’s Shares and the Securityholder’s Options.

“Securityholder’s Shares” means those Lynden Shares in the number set forth on Schedule A, being all of the Lynden Shares owned legally or beneficially, directly or indirectly, by the Securityholder or over which the Securityholder exercises control or direction, directly or indirectly, and shall further include any Lynden Shares issued upon the exercise by the Securityholder of Lynden Options or otherwise acquired by the Securityholder after the date hereof.

1.2	Singular, Plural, etc.

In this Agreement, words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.3	Currency

Unless otherwise expressly stated, all references to currency herein shall be deemed to be references to Canadian currency.

1.4	Headings, etc.

The division of this Agreement into Articles, Sections and Schedules and the insertion of the recitals and headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedule hereto to Articles, Sections and Schedule refer to Articles, Sections and the Schedule of and to this Agreement or of the Schedule in which such reference is made, as applicable.

1.5	Date for any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6	Governing Law

This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the laws of Canada applicable therein, and shall be construed and treated in all respects as a British Columbia contract. Each of the parties hereby irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement.

1.7	Incorporation of Schedules

The Schedule attached hereto and described below shall, for all purposes hereof, form an integral part of this Agreement.

Schedule A – Securityholder’s Securities

Article 2

REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Securityholder

The Securityholder represents and warrants to Earthstone (and acknowledges that Earthstone is relying on the representations and warranties in completing the transactions contemplated by the Arrangement Agreement) that:

(a)

the Securityholder has the legal capacity (including, if such Securityholder is a corporation or other legal entity, due authorization) to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(b)

this Agreement has been duly executed and delivered by the Securityholder, and, assuming the due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Securityholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, and to general principles of equity;

(c)

neither the execution and delivery of this Agreement by the Securityholder, the performance by the Securityholder of its obligations hereunder nor the compliance by the Securityholder with any of the provisions hereof will result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of any constating or governing documents, by-laws or resolutions of the Securityholder;

(d)

the Securityholder’s Securities represent all the securities or rights to acquire securities of Lynden owned legally or beneficially, directly or indirectly, by the Securityholder or for which the Securityholder has or shares any direct or indirect voting power or power of disposition or other control or direction. The Securityholder has sole voting power, sole power of disposition, sole control and sole direction, directly or indirectly, and sole power to agree to all of the matters set forth in this Agreement with respect to the Securityholder’s Securities;

(e)

no Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, requisition or transfer from the Securityholder of any of the Securityholder’s Securities, except pursuant to this Agreement and the Arrangement Agreement; and

(f)

the Securityholder has not previously granted or agreed to grant any ongoing proxy in respect of the Securityholder’s Securities or entered or agreed to enter into any voting trust, vote pooling or other agreement with respect to the right to vote, or any agreement to call a meeting of shareholders or give consents or approvals which may affect the Securityholder’s Securities.

2.2	Representations and Warranties of Earthstone

Earthstone represents and warrants to the Securityholder (and acknowledges that the Securityholder is relying on the representations and warranties in completing the transactions contemplated by this Agreement) that:

(a)	Earthstone has the corporate power and capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby;
(b)

the execution, delivery and performance of this Agreement by Earthstone has been duly authorized by its board of directors and no internal proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby;

(c)

each of this Agreement and the Arrangement Agreement has been duly executed and delivered by Earthstone, and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, and to general principles of equity; and

(d)

neither the execution and delivery of this Agreement by Earthstone, the consummation by Earthstone of the transactions contemplated hereby or thereby nor the compliance by Earthstone with any of the provisions hereof will result in any breach of, or be in conflict with, or constitute a default under, the constating or governing documents or articles or resolutions of Earthstone.

Article 3

COVENANTS

3.1	Covenants of the Securityholder
(a)

The Securityholder hereby covenants and irrevocably agrees in favour of Earthstone that between the date of this Agreement and the earlier of (i) the date of termination of this Agreement in accordance with its terms and (ii) the Effective Date (such earlier date being the “Expiry Date”), the Securityholder shall not (A) other than as contemplated under the Arrangement Agreement, sell, transfer, gift, assign, pledge, hypothecate, encumber or otherwise dispose of any of the Securityholder’s Securities, or enter into any agreement, arrangement or understanding in connection therewith (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), without having first obtained the prior written consent of Earthstone, which consent may withheld in Earthstone’s sole discretion, or (B) other than as set forth herein or the Arrangement Agreement, grant any proxies or powers of attorney, deposit any Securityholder’s Securities into a voting trust or enter into a voting agreement, understanding or arrangement with respect to any of the Securityholder’s Securities, in each case, other than (1) to any member of the Securityholder’s immediate family, (2) to a trust or registered tax account for the benefit of the Securityholder or any member of the Securityholder’s immediate family, or (3) to the Securityholder’s estate upon the death of the Securityholder; provided, however that no transfer shall be made pursuant to clause (1), (2) or (3) unless the transferee agrees in a writing, reasonably satisfactory in form and substance to Earthstone, to be bound by all terms of this Agreement.

(b)	The Securityholder hereby undertakes from time to time, until the Expiry Date:
(i)

to vote (or cause to be voted) all the Securityholder’s Shares at any meeting of the securityholders of Lynden (including any and all votes by class) of the foregoing (i) in favour of the approval, consent, ratification and adoption of the transactions contemplated by the Arrangement Agreement (and any actions required in furtherance thereof), (ii) against any Acquisition Proposal or other merger, reorganization, consolidation, amalgamation, arrangement, business combination, share exchange, liquidation, dissolution, recapitalization, or similar transaction involving Lynden (other than the Arrangement Agreement, and the transactions contemplated thereby and any other agreement or transaction to which Earthstone is a party), (iii) against any action that would result in any breach of any representation, warranty or covenant by Lynden in the Arrangement Agreement or which might reasonably be expected to have a Material Adverse Effect on Lynden and (iv) against any resolution to remove or change any of the directors of Lynden, except with the prior written consent of Earthstone. Upon the request or direction of Earthstone, the Securityholder shall promptly execute and deliver an irrevocable proxy in respect of any such resolution (and in respect of (i), the Securityholder shall deliver such proxy at least five (5) Business Days prior to the Meeting Date), and shall have the relevant Securityholder’s Securities counted or not counted as part of a quorum in connection with any such meeting relating to matters set forth in this Section 3.1(b);

(ii)	to not, without the prior written consent of Earthstone, requisition or join in the requisition of any meeting of the securityholders of Lynden for the purpose of considering any resolution;
(iii)

to not make any statements against the transaction contemplated by the Arrangement Agreement or any aspect of it and to not bring, or threaten to bring, any suit or proceeding for the purpose of, or which has the effect of, directly or indirectly, stopping, preventing, impeding or varying such transactions or any aspect thereof;

(iv)

to not do indirectly that which it may not do directly in respect of the restrictions on its rights with respect to the Securityholder’s Securities pursuant to this Section 3.1, including, but not limited to, the sale of any direct or indirect holding company of the Securityholder or the granting of a proxy on the Securityholder’s Securities of any direct or indirect holding company of the Securityholder which would have, indirectly, the effect prohibited by this Section 3.1;

(v)

if the transactions provided for in the Arrangement Agreement receive all requisite shareholder and court approvals and the other conditions in the Arrangement Agreement are all satisfied and/or waived, to deposit all of the Securityholder’s Shares, together with a duly completed letter of transmittal, with the depositary specified in the Joint Circular in accordance with the terms thereof;

(vi)	to take all steps required to give effect to the treatment of the Securityholder’s Options as provided for in the Plan of Arrangement; and
(vii)

if any of the Securityholder’s Securities are registered in the name of a Person other than the Securityholder or otherwise held other than personally, the Securityholder will cause the registered owner of such securities to perform all covenants of the Securityholder under this Agreement as if the Securityholder.

(c)

The Securityholder hereby agrees until the Expiry Date not to exercise any rights of appraisal or rights of dissent the Securityholder may have arising from the transactions contemplated by the Arrangement Agreement.

(d)

The Securityholder agrees to promptly notify Earthstone of the number of any new Lynden Shares, Lynden Options and/or other securities of Lynden over which the Securityholder acquires direct or indirect legal or beneficial ownership or direct or indirect control or direction, if any, after the date hereof. Any such securities shall be subject to the terms of this Agreement as though they were the Securityholder’s Securities owned by the Securityholder on the date hereof.

(e)	The Securityholder hereby irrevocably consents to:
(i)	details of this Agreement being set out in the Joint Circular in connection with the transactions contemplated by this Agreement and the Arrangement Agreement; and
(ii)	this Agreement being made publicly available, including by filing on SEDAR and EDGAR.

(f)

The Securityholder agrees that, until the Expiry Date, the Securityholder will not take any other action of any kind which might reasonably be regarded as likely to reduce the success of, or delay or interfere with the completion of, the transactions contemplated by the Arrangement Agreement.

3.2	Fiduciary Obligations

Earthstone agrees and acknowledges that the Securityholder is bound hereunder solely in his capacity as a shareholder of Lynden and that the provisions hereof shall not be deemed or interpreted to bind the Securityholder in his capacity as a director or officer of Lynden, if applicable.

Article 4

TERMINATION

4.1	Termination by the Securityholder

This Agreement shall automatically terminate without further action and be of no further force and effect, without any notice or other action by any Person, upon the earliest to occur of (a) the termination of the Arrangement Agreement in accordance with its terms, (b) the Effective Date, or (c) any change, by amendment, waiver or other modification, to any provision of the Arrangement Agreement or Plan of Arrangement that is adverse to the Securityholder in any material respect.

4.2	Termination by Earthstone

Earthstone may, at any time and without prejudice to any other rights it may have under this Agreement or otherwise, terminate this Agreement by notice in writing to the Securityholder.

4.3	Effect of Termination

Subject to the following sentence, in the case of termination of this Agreement pursuant to either Section 4.1 or 4.2, this Agreement shall terminate and be of no further force or effect, and the parties hereto will have no further obligation or liability to each other. Notwithstanding anything else contained herein, such termination shall not relieve any party from liability for any wilful or intentional breach of this Agreement prior to such termination.

Article 5

GENERAL

5.1	Co-operation/Further Assurances

Earthstone and the Securityholder will from time to time execute and deliver all such further documents and instruments and do all such acts and things as the other party may, before the Effective Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

5.2	Non-Survival of Representations and Warranties

Subject to the following sentence, the representations and warranties of the Securityholder contained herein shall not survive the termination of the Arrangement Agreement in accordance with its terms and shall expire and terminate on the Expiry Date. Notwithstanding anything else contained herein, such termination shall not relieve any party from liability for any wilful or intentional breach of this Agreement prior to such termination.

5.3	Disclosure

Except as required by applicable laws or regulations, or as required by any competent governmental, judicial or other authority, or in accordance with the requirements of any stock exchange, including without limitation any such laws, regulations or requirements in respect of the Joint Circular, the Securityholder shall not make any public announcement or statement with respect to this Agreement or the Arrangement Agreement without the prior written approval of Earthstone.

5.4	Time of the Essence

Any date, time or period referred to in this Agreement shall be of the essence, except to the extent to which the Securityholder and Earthstone agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

5.5	Specific Performance and other Equitable Rights

Each of the parties recognizes and acknowledges that this Agreement is an integral part of the transactions contemplated in the Arrangement Agreement, that Earthstone would not enter into the Arrangement Agreement unless this Agreement was executed, and accordingly, acknowledges and agrees that a breach by a party of any covenants or other commitments contained in this Agreement will cause the other parties to sustain injury for which it would not have an adequate remedy at law for monetary damages. Therefore, each of the parties agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

5.6	Expenses

Each of the parties shall pay its legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

5.7	Waiver

Each party hereto agrees and confirms that:

(a)

any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Securityholder and Earthstone or in the case of a waiver, by the party against whom the waiver is to be effective; and

(b)

no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise.

5.8	Entire Agreement; Amendment

This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.  No addition to, or modification of, any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by the parties hereto.  This Agreement is not intended and does not confer any rights or remedies upon any Person other than the parties to this Agreement.

5.9	Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (i) on the date of delivery, if delivered in person, (ii) upon confirmation of transmission by the sender’s fax machine, if delivered by facsimile on a Business Day (or otherwise on the next Business Day), or (iii) on the first Business Day following the date of dispatch, if delivered by a nationally recognized next day courier service, to the respective parties at their addresses and fax numbers (as applicable) as follows:

(a)	if to Earthstone:

Earthstone Energy, Inc.

1400 Woodloch Forest Drive

Suite 300

The Woodlands Texas 77380

Attention:  President and CEO

Fax Number:  (832) 823-0478

Email:  frank@earthstoneenergy.com

with a copy to:

Jones & Keller

1999 Broadway, Suite 3150

Denver, Colorado  80202

Attention:Reid A. Godbolt
Fax Number:  (303) 573‑8133
Email:  rgodbolt@joneskeller.com

and to:

Gowling Lafleur Henderson LLP
550 Burrard Street, Suite 2300
Vancouver, BC  V6C 2B5

Attention:Linda J. Hogg
Facsimile:(604) 443‑6773

(b)	if to the Securityholder:

Attention:

Facsimile:

5.10	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

5.11	Successors and Assigns

The provisions of this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto (such consent not to be unreasonably withheld).

5.12	Independent Legal Advice

The Securityholder acknowledges that it has entered into this Agreement willingly with full knowledge of the obligations imposed by the terms of this Agreement. The Securityholder further acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution of this Agreement that it has either done so or waived its right to do so, and agrees that this Agreement constitutes a binding legal obligation and that it is estopped from raising any claim on the basis that it has not obtained such advice.

5.13	Electronic Delivery and Counterparts

Each of the parties shall be entitled to rely on delivery by facsimile or email of a copy of this Agreement executed by the other party hereto.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

5.14	No Ownership Interest

Nothing contained in this Agreement shall be deemed to vest in Earthstone any direct or indirect ownership or incidence of ownership of or with respect to any Securityholder’s Securities except as may be deemed for the purposes of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. All rights, ownership and economic benefit relating to the Securityholder’s Securities shall remain vested in and belong to the Securityholder, and Earthstone shall have no authority to direct the Securityholder in the voting or disposition of any of the Securityholder’s Securities, except as otherwise provided herein.

5.15	No Third Party Beneficiaries

This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank]

This Voting Support Agreement has been agreed and accepted as of the date first written above.

EARTHSTONE ENERGY INC.

By:
Name:
Title:

SIGNED, SEALED and DELIVERED in the presence of:	) ) ) ) ) )
	) ) ) ) )	Name:
Witness	)

Schedule A – Securityholder’s Securities

Lynden Shares

(Please indicate number of shares, registered holder, beneficial holder and certificate number(s))

# Shares	Registered Holder	Beneficial Holder	Certificate Number(s)

Lynden Options

(Please indicate number of options, registered holder and beneficial holder)

# Options	Registered Holder	Beneficial Holder